Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Naked Brand Group Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-213965) of Naked Brand Group Inc. of our report dated April 26, 2017, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

April 26, 2017